UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 9, 2011

Manhattan Bridge Capital, Inc.
(Exact Name of Registrant as Specified in Charter)

New York	000-25991	11-3474831
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

192 Lexington Avenue, New York, NY	10016
(Address of Principal Executive Offices)	(Zip Code)

(212) 489-6800
(Registrant’s telephone number, including area code)

Not applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

This Current Report on Form 8-K is filed by Manhattan Bridge Capital, Inc. (the “Registrant”), in connection with the item set forth below.

Item 8.01:               Other Events.

On June 9, 2011, the Registrant entered into a lease agreement ( the “Lease’)with 60 Cutter Mill Road Property Corp., the owner of 60 Cutter Mill Road, Great Neck, New York 11021 to which the Registrant’s corporate headquarters will relocate in June 2011.  The Lease is for a term of 5 years and two months commencing June 2011 and ends on August 2016.  The rent increases annually during the term and ranges from approximately $2,800.00 per month during the first year to $3,200.00 per month during the fifth year.

* * * * * *

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MANHATTAN BRIDGE CAPITAL, INC.

Dated: June 13, 2011	By: /s/ Assaf Ran
Name: Assaf Ran
Title: President and Chief Executive Officer